UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 18, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32918 (Commission File Number)	84-1169517 (I.R.S. Employer Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.

On June 18, 2009, Global Energy Holdings Group, Inc. (“GNH”) completed the sale of a wholly owned subsidiary, GES – Port Charlotte, LLC, to MAS Energy LFG 1, LLC (“MAS”).

Under the terms of the Membership Interest Purchase Agreement, GNH received $250,000 in cash and MAS assumed certain liabilities of GES – Port Charlotte, LLC.  GES Port Charlotte, LLC’s only asset is the right to the landfill gas at Charlotte County Florida’s Zemel Road landfill. These gas rights were purchased by GES Port Charlotte, LLC under a project assignment agreement dated January 20, 2009 and a novation agreement dated January 22, 2009 from North American Natural Resources-Southeast, LLC.

Concurrently with the sale of GES Port Charlotte, LLC, GNH and MAS entered into a letter agreement whereby MAS and GNH have agreed to negotiate and execute a development agreement under which GNH, for a fee, will secure the necessary permits and contracts for the development of the project and oversee the development of the project for MAS.

ITEM 9.01    Financial Statements and Exhibits

10.1	Membership Interest Purchase Agreement by and among MAS Energy, LLC, MAS Energy LFG 1, LLC and Global Energy Holdings Group, Inc., dated June 18, 2009.

10.2	Letter Agreement between Global Energy Holdings Group, Inc. and MAS Energy LFG 1, LLC, dated June 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: June 23, 2009	By:	/s/ Steven Paulik
Steven Paulik
Interim Chief Financial Officer